UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011
Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)
(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     Whiting Petroleum Corporation (the “Company”) held its annual meeting of stockholders on May 3, 2011. Of the 118,112,568 shares outstanding as of the record date, 109,410,273 shares (approximately 92.63%) were present or represented by proxy at the meeting. At the meeting, the Company’s stockholders approved the election of D. Sherwin Artus and Philip E. Doty as directors; amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock; the compensation of the Company’s named executive officers as disclosed in its 2011 proxy statement; holding the advisory vote on the compensation of the Company’s named executive officers every year; and the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm. The results of the voting on the matters submitted to the stockholders were as follows:
1.	Election of directors for terms expiring at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified.

	Shares Voted

Name of Nominee	For	Withheld	Broker Non-Vote
D. Sherwin Artus	98,872,414	2,394,639	8,142,406
Philip E. Doty	100,210,638	1,057,229	8,142,406
2.	Approval of amendment to the Company’s certificate of incorporation to increase number of authorized shares of common stock.

Shares Voted

For	Against	Abstain	Broker Non-Vote
90,502,956	18,849,903	57,414	0
3.	Approval of advisory resolution on compensation of named executive officers.

Shares Voted

For	Against	Abstain	Broker Non-Vote
96,310,764	4,351,946	605,157	8,142,406
4.	Advisory vote on frequency of future advisory votes on compensation of named executive officers.

Shares Voted

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
83,761,839	3,369,036	13,472,899	664,093	8,142,406
After consideration of the advisory vote by the Company’s stockholders, the Company determined that it will hold an advisory vote on the compensation of its named executive officers every year until the next required vote by stockholders on the frequency of the advisory vote on the compensation of the named executive officers.
5.	Ratification of appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2011.

Shares Voted

For	Against	Abstain	Broker Non-Vote
107,176,040	1,862,406	371,827	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: May 3, 2011	By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer